UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 17, 2007

The Finish Line, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana	46235
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 17, 2007, The Finish Line, Inc. (the “Company”) accepted the commitment of UBS Loan Finance LLC and UBS Securities LLC (together, “UBS”) to provide $1,140 million in senior secured credit facilities in connection with the acquisition by the Company of Genesco Inc. (“Genesco”) pursuant to the agreement and plan of merger dated as of June 17, 2007, by and among the Company, a subsidiary of the Company and Genesco (the “Merger Agreement”). In addition, the commitment letter includes the commitment of UBS to provide a $700 million senior unsecured bridge loan facility that is available to be drawn if the Company does not receive at least $700 million in aggregate gross proceeds from the issuance and sale by the Company of its debt securities upon or prior to the completion of the transactions provided for in the Merger Agreement. A copy of the commitment letter is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Commitment Letter, dated June 17, 2007, by and among The Finish Line, Inc., UBS Loan Finance LLC and UBS Securities LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Finish Line, Inc.

	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Executive Vice President, CFO and Assistant Secretary

Dated: July 16, 2007

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